Boulder Growth & Income Fund. Inc.

		Meeting of Shareholders-Voting Results (Unaudited)


	On May 18, 2004, the Fund held its Annual Meeting of Shareholders to consider the election of Directors of the Fund and certain corporate governance proposals. The following votes were recorded:

PROPOSAL 1: (Voting by all Shareholders):
Election of Richard I. Barr as Director of the Fund
						# of Votes Cast	% of Votes Cast
Affirmative				10,208,483.0000		96.4
Withheld				   383,304.0000		 3.6
	TOTAL				10,591,787.0000		100


Election of Joel W. Looney  as Director of the Fund
						# of Votes Cast	% of Votes Cast
Affirmative				10,208,484.0000		96.4
Withheld				   383,303.0000		 3.6
	TOTAL				10,591,787.0000		100.0


Election of Alfred G. Aldridge, Jr. as Director of the Fund
						# of Votes Cast	% of Votes Cast
Affirmative				10,207,384.0000		96.4
Withheld				   384,403.0000		 3.6
	TOTAL				10,591,787.0000		100.0


Election of John S. Horeijsi as Director of the Fund
						# of Votes Cast	% of Votes Cast
Affirmative				10,188,005.0000		96.2
Withheld				   403,782.0000		 3.8
	TOTAL				10,591,787.0000		100.0


Election of Stephen C. Miller  as Director of the Fund
						# of Votes Cast	% of Votes Cast
Affirmative				10,208,009.0000		96.4
Withheld				   383,778.0000		 3.6
	TOTAL				10,591,787.0000		100.0




PROPOSAL 2: (Voting by all Shareholders):
Amendment to the Fund's Charter to declassify the Board and
provide for annual election of Directors
			# of Votes Cast	% of Votes Cast
For					10,352,507.0000		97.7
Against				   136,384.0000		 1.3
Abstain				   102,896.0000 		 1.0
	TOTAL				10,591,787.0000		100.0



PROPOSAL 3: (Voting by all Shareholders):
An amendment to the Charter providing that Directors shall be elected by a plurality of votes cast at a meeting at which a quorum is present
			# of Votes Cast	% of Votes Cast
For					 6,129,067.0000		57.9
Against				   164,014.0000		 1.5
Abstain				    82,464.0000		 0.8
No Vote				 4,216,242.0000 		39.8
	TOTAL				10,591,787.0000		100.0


PROPOSAL 4: (Voting by all Shareholders):
An amendment to the Charter providing that the Secretary of the
Fund shall call a special stockholders meeting upon the written request of the holders of 25% of outstanding shares entitled to vote at the meeting
			# of Votes Cast	% of Votes Cast
For					 6,085,323.0000		57.5
Against				   212,927.0000		 2.0
Abstain				    77,295.0000		 0.7
No Vote				 4,216,242.0000 		39.8
	TOTAL				10,591,787.0000		100.0

PROPOSAL 5: (Voting by all Shareholders):
An amendment to the Charter vesting in the stockholders the power to amend or adopt Bylaws by the affirmative vote of a majority of votes cast at a meeting at which a quorum is present
		# of Votes Cast	% of Votes Cast
For					 6.109.955.0000		57.7
Against				   156,896.0000		 1.5
Abstain				   108,694.0000		 1.0
No Vote				 4,216,242.0000		39.8
	TOTAL				10,591,787.0000		100.0


PROPOSAL 6:   (Voting by all Shareholders):
An amendment to the Charter prohibiting the Fund from opting into any provision of the Maryland Unsolicited Takeovers Act
		# of Votes Cast	% of Votes Cast
For					 6,095,657.0000		57.6
Against				   165,286.0000		 1.5
Abstain				   114,602.0000		 1.1
No Vote				 4,216,242.0000 		39.8
	TOTAL				10,591,787.0000		100.0

PROPOSAL 7:   (Voting by all Shareholders):
An amendment to the Charter repealing Article Seventh, Section 5 and replacing it with a provision providing that no (a) business combination (e.g., mergers, consolidation, share exchanges), (b) voluntary liquidation or dissolution, (c) stockholder proposal regarding specific investment decisions, (d) proposal to open-end the Fund, or (e) self tender for more than 25% of the Fund's shares in any twelve-month period, may be effected without the affirmative vote of the holders of at least two-thirds of outstanding shares entitled to be cast on the matter
		# of Votes Cast	% of Votes Cast
For					 5,773,585.0000		54.5
Against				   435,888.0000		 4.1
Abstain				   166,072.0000		 1.6
No Vote				 4,216,242.0000 		39.8
	TOTAL				10,591,787.0000		100.0

PROPOSAL 8: (Voting by all Shareholders):
An amendment to the Charter to establish the maximum number of
Directors at five
			# of Votes Cast	% of Votes Cast
For					 6,104,442.0000		57.6
Against				   180,279.0000		 1.7
Abstain				    90,824.0000		 0.9
No Vote				 4,216,242.0000		39.8
	TOTAL				10,591,787.0000		100.0

PROPOSAL 9: (Voting by all Shareholders):
An amendment to the Charter providing that only certain corporate actions shall be approved by the affirmative vote of the holders of at least a majority of all the votes entitled to be cast on the matter
			# of Votes Cast	% of Votes Cast
For					 6,082,574.0000		57.4
Against				   182,238.0000		 1.7
Abstain				   110,733.0000		 1.1
No Vote				 4,216,242.0000 		39.8
	TOTAL				10,591,787.0000		100.0


PROPOSAL 10: (Voting by all Shareholders):
A proposal to amend and restate the Charter, the implementation of which is contingent on the approval of Proposals 2 through 9
			# of Votes Cast	% of Votes Cast
For					 6,040,644.0000		57.0
Against				   192,553.0000		 1.8
Abstain				   142,348.0000		 1.4
No Vote				 4,216,242.0000 		39.8
	TOTAL				10,591,787.0000		100.0